Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated April 17, 2020, relating to the balance sheet of CC Neuberger Principal Holdings I as of January 16, 2020 and the related statements of operations, changes in shareholder's equity and cash flows for the period from January 14, 2020 (inception) through January 16, 2020 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ WithumSmith+Brown, PC
New York, New York
April 17, 2020